FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 9, 2004

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 9.   Regulation FD Disclosure

On February 9, 2004, the registrant issued a press release announcing that it is considering the private sale of up to 100 percent of its UGS PLM Solutions subsidiary, as well as the sale of a minority stake in the unit through an initial public offering as previously indicated in its October 13, 2003 press release.   The press release is attached as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

February 9, 2004                                                                                                       By:   /s/ D. Gilbert Friedlander

                                                                                                                                           D. Gilbert Friedlander, Executive Vice
                                                                                                                                           President, General Counsel and Secretary

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